Exhibit 16.1

October 14, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Blackbaud, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Blackbaud, Inc. dated October 12, 2021. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Atlanta, Georgia

Attachment
PricewaterhouseCoopers LLP, 1075 Peachtree Street NE #2600, Atlanta, GA 30309
T: (678) 419 1000, www.pwc.com/us